Exhibit 10.1

FIRST AMENDMENT TO

SINGLE FAMILY HOMES REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO SINGLE FAMILY HOMES REAL ESTATE PURCHASE AND SALE AGREEMENT (this “First Amendment”) is made as of January 26, 2015 between RED DOOR HOUSING LLC, a Texas limited liability company (“Seller”) and REVEN HOUSING TEXAS, LLC, a Delaware limited liability company (“Buyer”) with reference to the following recitals:

RECITALS

A. Seller and Buyer entered into that certain Single Family Homes Real Estate Purchase and Sale Agreement dated September 26, 2014 (the “Agreement”) pursuant to which Seller agreed to sell and Buyer agreed to purchase from Seller, 100 single family homes in the State of Texas.

B. Seller and Buyer desire to amend the Agreement in accordance with the terms of this First Amendment.

NOW THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller hereby agree as follows:

AGREEMENT

1.  Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Agreement.

2.  Closing Date. The Closing Date pursuant to the Basic Terms is hereby deleted in its entirety and replaced with the following:

“Closing Date: The date on which the Escrow Holder issues the final settlement statement, which in no event shall extend beyond June 30, 2015.”

3.  Closing. Section 10(a) of the Agreement is hereby deleted in its entirety and is replaced with the following:

(a)	The purchase and sale transaction contemplated in this Agreement shall occur on the date and in the manner specified in the Basic Terms section of this Agreement (the “Closing Date”), provided that all conditions precedent to the Closing have been fulfilled or have been waived in writing by the respective party entitled to waive same.

4.  Section 5. The words “Deferred Closing” is hereby deleted from the heading in Section 5 of the Agreement.

5.  Section 6(c). The following provision shall be added to the end of Section 6(c) of the Agreement:

(8) Upon request from Buyer, Seller agrees to prepare for delivery to Buyer, unaudited income statements, along with accompanying notes, with respect to the Property for the twelve months ended December 31, 2014 (“Annual Income Statement”). The Annual Income Statement shall be (a) in accordance with the books and records of Seller, (b) present fairly in all material respects the results of operations of the Property for the periods therein specified, (c) prepared in accordance with U.S. generally accepted accounting principles, consistently applied, and Rule 8-06 of Regulation S-X (17 C.F.R. Part 210), and (d) otherwise acceptable to Buyer in its reasonable discretion. Upon request from Buyer, Seller shall also provide to Buyer, any schedules or supporting documentation that Buyer may reasonably request that relate to the transactions included or to be included in the Annual Income Statement. Upon request from Buyer, Seller agrees to cooperate with Buyer, and provide all assistance and access to the books and records of Seller, as required for the audit of the Annual Income Statement, to be completed no later than the 70th day following the Closing. The audit of the Annual Income Statement shall be at Buyer’s expense and shall be conducted by an independent accounting firm registered with the Public Company Accounting Oversight Board retained by Buyer. Upon request from Buyer, Seller shall provide the items listed in Exhibit G attached hereto and incorporated herein, to the extent in Seller’s possession or control.

6.  Exhibit G. Exhibit G attached hereto and incorporated herein is hereby added to the Agreement.

7. List of Exhibit and Schedules. The List of Exhibits and Schedules in the Agreement is hereby deleted in its entirety and replaced with the following:

EXHIBITS	DESCRIPTIONS
1.EXHIBIT A	DESCRIPTION OF THE PROPERTIES
2. EXHIBIT B	LIST OF CONTRACTS
3. EXHIBIT C	FORM OF DEED
4. EXHIBIT D	FORM OF BILL OF SALE
5. EXHIBIT E	FORM OF ASSIGNMENT OF LEASES AND CONTRACTS
6. EXHIBIT F	FORM OF FIRPTA AFFIDAVIT
7. EXHIBIT G	FINANCIAL INFORMATION FOR 3-14 AUDIT

SCHEDULES	DESCRIPTIONS
1. 6(a)(3)	PROPERTY INFORMATION
2. 6(a)(5)	LIST OF LEASES

8.  Governing Law. This First Amendment shall be governed by the laws of the State of Texas.

9.  Full Force and Effect. Except as modified by this First Amendment, the Agreement is unchanged, and is hereby ratified and acknowledged by Buyer and Seller to be in full force and effect.

10.  Counterparts. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An electronically transmitted counterpart of this First Amendment shall constitute an original for all purposes.

11.  Miscellaneous. This First Amendment, together with the Agreement, sets forth the entire agreement between the parties with respect to the subject matter set forth herein and therein and may not be modified, amended or altered except by subsequent written agreement between the parties. In case of any inconsistency between the provisions of this First Amendment and the Agreement, the provisions of this First Amendment shall govern and control. This First Amendment shall be binding upon and shall inure to the benefit of Buyer and Seller and their respective successors and assigns, if any.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned parties have caused this First Amendment to be duly executed as of the day and year first written above.

SELLER

RED DOOR HOUSING, LLC,
a Texas limited liability company

By:	/s/ Rickey Williams
Rickey Williams, Manager

BUYER

REVEN HOUSING TEXAS, LLC,
a Delaware limited liability company

By: REVEN HOUSING REIT, INC.,
a Maryland corporation, its sole member

By:	/s/ Chad Carpenter
Chad Carpenter, Chief Executive Officer

EXHIBIT G

FINANCIAL INFORMATION FOR 3-14 AUDIT
1	Monthly operating statements, YTD & prior full fiscal year
2	Property tax bills and Assessment, current and prior year with proof of payment (including special assessments or districts and appeals)
3	Insurance bills, current and prior year with proof of payment
4	Utility bills for any master-metered utility expenses and any resident unit utilities paid by the Property, monthly YTD and past calendar year
5	General Ledger, prior year, and YTD (in Excel format)
6	Trial Balance, prior year, and YTD (in Excel format)
7	Bank Statements and Reconciliations, prior year, and YTD (monthly)
8	Cash Disbursement Journal, prior year, and YTD
9	Check Register, prior year, and YTD
10	Accounts Payable Aging Detail, prior year, and YTD
11	Tenant Ledger for the property, prior year and YTD
12	Aged Delinquency Report (showing total rent outstanding) with status of any files placed for eviction or collection
13	Rent and expense selections, prior year, and YTD (25 respective selections to be made by Buyer’s independent REIT 3-14 auditors based upon items received above)
14	Property management contracts and support for payments under the contract for prior year, and YTD.
15	Other applicable long-term contracts and payments under such contracts for prior year, and YTD.
16	Current leases for all tenants with all available tenant correspondence files (including amendments/letters/agreements/default notices given or received)
17	Copies of back-up for rents received prior year and YTD (25 selections to be made by Buyer’s independent RIET 3-14 auditors)
18	List of leases under negotiation or currently out for signature
19	Pending litigation information, if applicable